                                                                     EXHIBIT 4.1

================================================================================


                                CREDIT AGREEMENT

                         Dated as of September 13, 2002

                                      among

                           NCI BUILDING SYSTEMS, INC.,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent,

                                       and

                         The Other Lenders Party Hereto


================================================================================

                         BANC OF AMERICA SECURITIES LLC,
                                       and
                            WACHOVIA SECURITIES, INC.
                                       as
                     Co-Lead Arrangers and Co-Book Managers

                                TABLE OF CONTENTS


ARTICLE I.            DEFINITIONS AND ACCOUNTING TERMS
         1.01         Defined Terms...............................................................................1
         1.02         Other Interpretive Provisions..............................................................24
         1.03         Accounting Terms...........................................................................25
         1.04         Rounding...................................................................................25
         1.05         References to Agreements and Laws..........................................................25
         1.06         Times of Day...............................................................................25
         1.07         Letter of Credit Amounts...................................................................25

ARTICLE II.           THE COMMITMENTS AND CREDIT EXTENSIONS
         2.01         Revolving Loans............................................................................26
         2.02         Term B Loans...............................................................................26
         2.03         Borrowings, Conversions and Continuations of Loans.........................................26
         2.04         Letters of Credit..........................................................................28
         2.05         Swing Line Loans...........................................................................35
         2.06         Prepayments................................................................................38
         2.07         Termination or Reduction of Commitments....................................................40
         2.08         Repayment of Loans.........................................................................41
         2.09         Interest...................................................................................42
         2.10         Fees.......................................................................................43
         2.11         Computation of Interest and Fees...........................................................43
         2.12         Evidence of Debt...........................................................................44
         2.13         Payments Generally.........................................................................44
         2.14         Sharing of Payments........................................................................46
         2.15         Incremental Facility.......................................................................46

ARTICLE III.          TAXES, YIELD PROTECTION AND ILLEGALITY
         3.01         Taxes......................................................................................48
         3.02         Illegality.................................................................................49
         3.03         Inability to Determine Rates...............................................................49
         3.04         Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate
                      Loans......................................................................................50
         3.05         Funding Losses.............................................................................50
         3.06         Matters Applicable to all Requests for Compensation........................................51
         3.07         Survival...................................................................................51

ARTICLE IV.           CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
         4.01         Conditions of Initial Credit Extension.....................................................51
         4.02         Conditions to all Credit Extensions........................................................53

ARTICLE V.            REPRESENTATIONS AND WARRANTIES
         5.01         Existence, Qualification and Power; Compliance with Laws...................................54
         5.02         Authorization; No Contravention............................................................54
         5.03         Governmental Authorization; Other Consents.................................................54
         5.04         Binding Effect.............................................................................55
         5.05         Financial Statements; No Material Adverse Effect...........................................55
         5.06         Litigation.................................................................................55
         5.07         No Default.................................................................................56
         5.08         Ownership of Property; Liens...............................................................56
         5.09         Environmental Compliance...................................................................56

         5.10         Insurance..................................................................................56
         5.11         Taxes......................................................................................56
         5.12         ERISA Compliance...........................................................................56
         5.13         Subsidiaries...............................................................................57
         5.14         Margin Regulations; Investment Company Act; Public Utility Holding Company Act.............57
         5.15         Disclosure.................................................................................57
         5.16         Compliance with Laws.......................................................................58
         5.17         Intellectual Property; Licenses, Etc. .....................................................58
         5.18         Businesses.................................................................................58
         5.19         Common Enterprise..........................................................................58
         5.20         Solvent....................................................................................59
         5.21         Senior Debt................................................................................59

ARTICLE VI.           AFFIRMATIVE COVENANTS
         6.01         Financial Statements.......................................................................59
         6.02         Certificates; Other Information............................................................60
         6.03         Notices....................................................................................61
         6.04         Payment of Obligations.....................................................................62
         6.05         Preservation of Existence, Etc. ...........................................................62
         6.06         Maintenance of Properties..................................................................62
         6.07         Maintenance of Insurance...................................................................62
         6.08         Compliance with Laws.......................................................................62
         6.09         Books and Records..........................................................................63
         6.10         Inspection Rights..........................................................................63
         6.11         Use of Proceeds............................................................................63
         6.12         Further Assurances.........................................................................63
         6.13         Subsidiaries...............................................................................63

ARTICLE VII.          NEGATIVE COVENANTS
         7.01         Liens......................................................................................64
         7.02         Investments................................................................................65
         7.03         Indebtedness...............................................................................67
         7.04         Fundamental Changes........................................................................68
         7.05         Dispositions...............................................................................68
         7.06         Restricted Payments........................................................................70
         7.07         Change in Nature of Business...............................................................70
         7.08         Transactions with Affiliates...............................................................70
         7.09         Burdensome Agreements......................................................................70
         7.10         Use of Proceeds............................................................................71
         7.11         Financial Covenants........................................................................71
         7.12         Capital Expenditures.......................................................................72
         7.13         Issuance of Shares.........................................................................72
         7.14         Fiscal Year and Accounting Methods.........................................................72
         7.15         Amendment and Waivers of Subordinated Debt.................................................73

ARTICLE VIII.         EVENTS OF DEFAULT AND REMEDIES
         8.01         Events of Default..........................................................................73
         8.02         Remedies Upon Event of Default.............................................................75
         8.03         Application of Funds.......................................................................76

ARTICLE IX.           ADMINISTRATIVE AGENT

         9.01         Appointment and Authorization of Administrative Agent......................................77
         9.02         Delegation of Duties.......................................................................77
         9.03         Liability of Administrative Agent..........................................................78
         9.04         Reliance by Administrative Agent...........................................................78
         9.05         Notice of Default..........................................................................78
         9.06         Credit Decision; Disclosure of Information by Administrative Agent.........................79
         9.07         Indemnification of Administrative Agent....................................................79
         9.08         Administrative Agent in its Individual Capacity............................................80
         9.09         Successor Administrative Agent.............................................................80
         9.10         Administrative Agent May File Proofs of Claim..............................................81
         9.11         Collateral and Guaranty Matters............................................................82
         9.12         Other Agents; Arrangers and Managers.......................................................82

ARTICLE X.            MISCELLANEOUS
         10.01        Amendments, Etc. ..........................................................................83
         10.02        Notices and Other Communications; Facsimile Copies.........................................84
         10.03        No Waiver; Cumulative Remedies.............................................................85
         10.04        Attorney Costs, Expenses and Taxes.........................................................86
         10.05        Indemnification by the Borrower............................................................86
         10.06        Payments Set Aside.........................................................................87
         10.07        Successors and Assigns.....................................................................88
         10.08        Confidentiality............................................................................91
         10.09        Set-off....................................................................................91
         10.10        Interest Rate Limitation...................................................................92
         10.11        Counterparts...............................................................................92
         10.12        Integration................................................................................92
         10.13        Survival of Representations and Warranties.................................................92
         10.14        Severability...............................................................................93
         10.15        Tax Forms..................................................................................93
         10.16        Replacement of Lenders.....................................................................94
         10.17        Exceptions to Covenants....................................................................95
         10.18        Governing Law..............................................................................95
         10.19        Waiver of Right to Trial by Jury...........................................................96
         10.20        ENTIRE AGREEMENT...........................................................................96

SCHEDULES

         2.01     Revolving Commitments and Revolving Pro Rata Shares
         2.02     Term Commitments and Term Pro Rata Shares
         2.03     Existing Letters of Credit
         4.01     Material Adverse Effect Exceptions
         5.05     Supplement to Interim Financial Statements
         5.06     Existing Litigation
         5.13     Subsidiaries and Other Equity Investments
         7.01     Existing Liens
         7.02     Existing Investments
         7.03     Existing Indebtedness
         7.08     Affiliate Transactions
         10.02    Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

                  FORM OF

         A        Revolving Loan Notice
         B        Term B Loan Notice
         C        Swing Line Loan Notice
         D        Revolving Loan Note
         E        Term B Loan Note
         F        Swing Line Note
         G        Compliance Certificate
         H        Assignment and Assumption
         I        Guaranty
         J        Security Agreement
         K        Opinion Matters

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of September 13, 2002, among NCI BUILDING SYSTEMS, INC., a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and WACHOVIA BANK, N.A., as Syndication Agent.

         The Borrower has requested that the Lenders provide a revolving and term credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisition" means the acquisition by any Person of (a) a majority of the issued and outstanding class of any Stock of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one transaction or a series of related transactions.

         "Acquisition Consideration" means the consideration given by the Borrower or any of its Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (including any Stock) or services given, plus (b) the amount of any Indebtedness incurred or guaranteed (to the extent the proceeds of such Indebtedness are used to fund such Acquisition and are not otherwise accounted for under the preceding clause (a)) or assumed in connection with such Acquisition by the Borrower or any of its Subsidiaries.

         "Additional Subordinated Debt" means an additional $50,000,000 in stated principal amount of subordinated notes issued pursuant to the terms of the Borrower's Indenture, dated May 5, 1999 (as such terms are in effect on the Closing Date), in respect of its 9-1/4% of Senior Subordinated Notes due 2009.

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the Voting Stock.

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, Bank of America Securities LLC, as Co-Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" means the Aggregate Revolving Commitments and the Aggregate Term B Commitments.

         "Aggregate Credit Exposures" means, at any time, the sum of (i) the unused portion of the Revolving Commitment then in effect, (ii) the unused portion of each Term B Commitment then in effect and (iii) the Total Outstandings at such time.

         "Aggregate Revolving Commitments" means the Revolving Commitments of all Lenders.

         "Aggregate Term B Commitments" means the Term B Commitments of all Lenders.

         "Agreement" means this Credit Agreement.

         "Applicable Law" means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and determinations of arbitrators applicable to such Person and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" shall also mean the laws of the United States of America, including, without limitation the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas.

         "Applicable Rate" means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

                                                           Eurodollar Rate                    Base Rate     Base
                                                            for Revolving      Eurodollar        for       Rate for
  Pricing                                   Revolving         Loans and         Rate for      Revolving    Term B
   Level     Leverage Ratio              Commitment Fee   Letters of Credit   Term B Loans      Loans        Loans
  -------    --------------              --------------   -----------------   ------------    ---------    --------
     1       Less than 2.50 to 1.00           0.375             2.000            3.000          1.000        2.000
     2       Greater than or equal to         0.500             2.250            3.000          1.250        2.000
             2.50 to 1.00 but less
             than 3.00 to 1.00
     3       Greater than or equal to         0.500             2.500            3.250          1.500        2.250
             3.00 to 1.00 but less
             than 3.50 to 1.00
     4       Greater than or equal to         0.500             2.750            3.250          1.750        2.250
             3.50 to 1.00

         Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered for any fiscal quarter pursuant to Section 6.02(a); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with such Section 6.02(a), then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date such Compliance Certificate is actually delivered to the Administrative Agent and (ii) if a Compliance Certificate which is delivered pursuant to
Section 6.02(a) for any fiscal year contains a Leverage Ratio that is higher than the Leverage Ratio set forth in the Compliance Certificate delivered pursuant to Section 6.02(a) for the fourth fiscal quarter for such fiscal year by an amount which would result in a higher Pricing Level being in effect, the higher Pricing Level shall retroactively apply as of the first Business Day immediately following the date that the Compliance Certificate for such fourth fiscal quarter was delivered pursuant to Section 6.02(a). Notwithstanding the foregoing, the Applicable Rate in effect from and after the Closing Date through and including the date the Compliance Certificate is delivered pursuant to
Section 6.02(a) for the fourth fiscal quarter of fiscal year 2002 shall be Level 3.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit H.

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended October 31, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

         "Authorized Officer" means (a) any Responsible Officer and (b) any controller of any Loan Party.

         "Auto-Renewal Letter of Credit" has the meaning specified in Section 2.04(b)(iii).

         "Bank of America" means Bank of America, N.A. and its successors.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrower" has the meaning specified in the introductory paragraph hereto.

         "Borrowing" means a Revolving Borrowing, a Swing Line Borrowing, or a Term B Loan Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Capital Expenditures" means for any period, the sum of the aggregate of any expenditures by the Borrower or any Subsidiary during such period for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements of such Person as property, equipment or improvements, fixed assets, or a similar type of capital asset in accordance with GAAP, excluding, however, without duplication, (a) any such asset acquired in an Acquisition and (b) any such expenditure, or portion thereof, to the extent funded (i) with the cash proceeds of any Disposition made pursuant to Section
7.05 or (ii) with the cash proceeds of insurance, and (c) with respect to any such expenditure by Building Systems de Mexico, S.A. de C.V., (i) the portion thereof, if any, funded with the proceeds of a concurrent loan or capital contribution by any shareholder of Building Systems de Mexico, S.A. de C.V. other than Borrower or any Subsidiary of Borrower and (ii) forty-nine percent (49%) of any such expenditure, or portion thereof, that is funded by Building Systems de Mexico, S.A. de C.V. other than from the proceeds of concurrent loans or capital contributions from its shareholders.

         "Capital Lease" means, as of any date, any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

         "Cash and Cash Equivalents" means (a) cash, (b) marketable obligations issued or unconditionally guaranteed by the U.S. Government or issued by any of its agencies and backed by the full faith and credit of the U.S., in each case maturing within one year from the date of acquisition (and investments in mutual funds investing primarily in those obligations); (c) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition); (d) commercial paper and similar obligations rated "P-I" by Moody's Investors Service, Inc., or "A-1" by Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.); (e) readily marketable tax-free municipal bonds of a domestic issuer rated "Aaa" by Moody's Investors Service, Inc., or "AAA" by Standard & Poors Ratings Group (a division of McGraw Hill, Inc.), and maturing within one year from the date of issuance (and investments in mutual funds investing primarily in those bonds); and (f) demand deposit accounts maintained in the ordinary course of business.

         "Cash Collateralize" has the meaning specified in Section 2.04(g).

         "Change of Control" means, with respect to any Person, an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), within sixty (60) days of the applicable measurement date), directly or indirectly, of 20% or more of the Voting Stock of such Person (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

         "Co-Arrangers" means Banc of America Securities LLC and Wachovia Securities, Inc., in their capacity as co-lead arrangers and co-book managers.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means any collateral in which a Lien is granted by any Person to the Administrative Agent to secure the Obligations pursuant to the Collateral Documents; provided, however, that with respect to fixtures, "Collateral" shall include only trade fixtures and shall not include or be deemed to include heating, ventilating and air conditioning systems and fixtures, electrical systems and fixtures, plumbing systems and fixtures, building mechanical systems and fixtures, or any other base building systems and fixtures constituting fixtures under the UCC and necessary to, or primarily utilized in connection with, the operation of the real property and improvements on or to which any such systems and fixtures are affixed or attached.

         "Collateral Documents" means the Security Agreement and any document related thereto.

         "Commitment" means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 and Section 2.02 at any one time outstanding not to exceed the respective amounts set forth opposite such Lender's name on Schedule 2.01 and Schedule 2.02, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or in any amendment hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit G, with such changes, or in such other form, as agreed to by the Administrative Agent.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" has the meaning specified in the definition of "Affiliate."

         "Credit Extension" means each of the following: (a) a Revolving Borrowing, (b) a Term B Loan Borrowing, and (c) an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to the lesser of (a) the Highest Lawful Rate and (b) the sum of (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable
Rate)
otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by Applicable Laws and not in any event to exceed the Highest Lawful Rate.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction, but excluding any Stock Issuance and any transaction permitted under Section 7.04(a) or
Section 7.04(b)) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dividends", in respect of any Person, means (a) cash dividends or any other distributions of property, or otherwise, on, or in respect of, any class of Stock of such Person (other than dividends or other distributions payable solely in Stock of such Person or options, warrants or other rights to purchase capital stock of such Person), and (b) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such Stock (specifically including, without limitation, a Treasury Stock Purchase), unless such Stock shall be redeemed or acquired through the exchange of such Stock with Stock of the same or another class or options or warrants to purchase such Stock or Stock of another class.

         "Dollar" and "$" mean lawful money of the United States.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

         "EBITDA" means, for any period, for the Borrower and its Subsidiaries, on a consolidated basis, an amount equal to the sum of (a) Net Income for such period, plus (b) without duplication and to the extent deducted in determining Net Income for any period, (i) Interest Expense for such period, plus (ii) federal, state, local and foreign income taxes for such period, plus (iii) depreciation and amortization expenses for such period, plus (iv) non-cash contributions during such period to 401(k) and other employee benefit plans, plus (v) permanent non-cash restructuring charges during such period; provided, however, in no event shall the (y) non-cash contributions referred to in subsection (b)(iv) above exceed $7,500,000 in aggregate amount during any four consecutive fiscal quarter period and (z) non-cash charges referred to in subsection (b)(v) above exceed $5,000,000 in an aggregate amount during any four consecutive fiscal quarter period.

         "Eligible Assignee" has the meaning specified in Section 10.07(g).

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 8.01.

         "Excess Cash Flow" means, for any period, for the Borrower and its Subsidiaries, on a consolidated basis, an amount equal to (without duplication) the sum of (a) EBITDA for such period, minus (b) actual Capital Expenditures for such period, minus (c) Interest Expense for such period, minus (d) federal, state, local and foreign income taxes paid in cash for such period, minus (e) scheduled payments and voluntary prepayments of Indebtedness (excluding prepayments of the Revolving Loans unless they result in a pro rata reduction of the Revolving Commitment) during such period, minus (f) Dividends made hereunder during such period, minus (g) any increases in Working Capital for such period, plus (h) any decreases in Working Capital for such period, minus (i) the non-financed cash portion of any Acquisition Consideration paid during such period.

         "Excess Cash Flow Payment Date" has the meaning specified in Section 2.06(e).

         "Existing Credit Agreement" means that certain Credit Agreement dated as of March 25, 1998 among the Borrower, Bank of America, N.A., as administrative agent, and a syndicate of lenders, as amended or modified.

         "Existing Letters of Credit" means the Letters of Credit issued under the Existing Credit Agreement and listed on Schedule 2.03.

         "Fair Market Value" of any asset means the fair market value of such asset as determined in good faith by the board of directors of the Borrower or the executive committee of such board of directors and evidenced by a duly adopted resolution of such board of directors or such executive committee.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal

Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America by other lenders on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means the letter agreement, dated August 13, 2002 among the Borrower, the Administrative Agent, the Co-Arrangers, Bank of America and Wachovia Bank, National Association.

         "Foreign Lender" has the meaning specified in Section 10.15(a)(i).

         "Foreign Subsidiary" means each Subsidiary of the Borrower which is organized under the laws of a jurisdiction other than the United States of America or any state or commonwealth thereof.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "Funded Debt" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the following (without duplication):

                  (a) obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations;

                  (c) obligations in respect of any Redeemable Stock;

                  (d) any direct or contingent obligations arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

                  (e) all obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business or accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse;

                  (f) net obligations under any Swap Contract;

                  (g) Guarantees with respect to obligations of the type specified in subsections (a) through (f) above of Persons other than the Borrower or any of its Subsidiaries; and

                  (h) all Indebtedness of the types referred to in subsections
         (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantors" means, collectively, each Domestic Subsidiary.

         "Guaranty" means any Guaranty executed by one or more of the Guarantors in favor of the Administrative Agent, substantially in the form of Exhibit I.

         "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term "Guarantee" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the indicated rate ceiling shall be the lesser of (a)(i) the "weekly ceiling", as that expression is defined in Section 303.003 of the Texas Finance Code, as amended, or (ii) if available in accordance with the terms thereof and at the Administrative Agent's option after notice to the Borrower and otherwise in accordance with the terms of Section 303.103 of the Texas Finance Code, as amended, the "annualized ceiling" and (b)(i) if the amount outstanding under this Agreement is less than $250,000, twenty-four percent (24%), or (ii) if the amount under this Agreement is equal to or greater than $250,000, twenty-eight percent (28%) per annum.

         "Incremental Facility" has the meaning specified in Section 2.15(a).

         "Incremental Facility Effective Date" has the meaning specified in
Section 2.15(c).

         "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations of such Person under any Swap Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations;

                  (g) obligations in respect of Redeemable Stock of such Person;

                  (h) any "withdrawal liability" of such Person as such term is defined under Part I of Subtitle E of Title IV of ERISA; and

                  (i) all Guarantees of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Liabilities" has the meaning set forth in Section 10.05.

         "Indemnitees" has the meaning set forth in Section 10.05.

         "Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) EBITDA to (b) Interest Expense, in each case for the four consecutive fiscal quarters most recently ended.

         "Interest Expense" means, for any period, for the Borrower and its Subsidiaries, on a consolidated basis, total interest expense, whether paid or accrued (including the interest component of Capital Leases), including, without limitation, all commitment fees, commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts, but excluding, however, amortization of debt issuance costs, all as determined in conformity with GAAP.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Revolving Maturity Date or Term B Maturity Date, as applicable; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Revolving Maturity Date or Term B Maturity Date, as applicable.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Revolving Loan Notice or Term B Loan Notice, as the case may be; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Revolving Maturity Date or Term B Maturity Date, as applicable.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) without duplication, an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IP Rights" has the meaning set forth in Section 5.17.

         "IRS" means the United States Internal Revenue Service.

         "Landlord Waivers" means a landlord's waiver with respect to Collateral located on or about leased property of the Borrower or its Domestic Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent.

         "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case, but only for purposes of Article III, whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Revolving Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

         "L/C Cash Collateral Account" has the meaning set forth in Section 2.04(g).

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is seven days prior to the Revolving Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to $20,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Leverage Ratio" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt as of such date to (b) EBITDA for the four consecutive fiscal quarters most recently ended.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Litigation" means any proceeding, claim, lawsuit and/or arbitration by or before any Governmental Authority, including, without limitation, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, tax or other Law, or under or pursuant to any contract, agreement or other instrument.

         "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Revolving Loan, a Term B Loan or a Swing Line Loan.

         "Loan Documents" means this Agreement, the Notes, the Agent Fee Letter, any Swap Contract entered into with any Lender or any Affiliate of any Lender, each Guaranty, each Request for Credit Extension, each Compliance Certificate, each Collateral Document, and any other agreement executed, delivered or performable by any Loan Party in connection herewith or as security for the Obligations.

         "Loan Parties" means, collectively, the Borrower and each Guarantor.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) an impairment of the ability of any Loan Party to perform its payment or other material obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any material provision of any Loan Document to which it is a party; or
(d) a material adverse effect upon any Lien granted in any material portion of any Collateral.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Net Cash Proceeds" means, with respect to a Disposition, Stock Issuance or any issuance of Indebtedness by any Person, the cash proceeds received by such Person in connection with such transaction (including any cash received in respect of non-cash proceeds, but only and as when received) after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to any asset that may be the subject thereof: (i) reasonable fees and commissions (including without limitation brokerage commissions, legal fees, finder's fees, financial advisory fees, fees for solvency opinions, accounting fees, underwriting fees, investment banking fees, survey, title insurance, appraisals, notaries and other similar commissions and fees and expenses), paid, payable or reimbursed by such Person;
(ii) filing, recording or registration fees or charges or similar fees or charges paid by such Person; (iii) taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such sale or other disposition or issuance (after taking into account any available tax credits or deductions or any tax sharing arrangements to the extent actually utilized); (iv) the amount paid or payable in respect of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Obligations) that is secured by a Lien on the asset in question, if any, to the extent required to be paid; and (v) the amount of any reserve reasonably maintained by the Borrower and its Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which such event is consummated (with any unused portion of such reserve to constitute Net Cash Proceeds on the date upon which the indemnification obligations terminate or such reserve is reduced other than in connection with a payment).

         "Net Income" means, with respect to any period, the net income or loss of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP; provided that there shall be (a) excluded therefrom, without duplication and only to the extent included in determining Net Income, (i) any items of extraordinary gain (and related tax effect) not described in clause (iii) below, (ii) interest income (iii) gains from asset sales (other than the sale of inventory in the ordinary course of business) and
(iv) the income or loss of any Person (other than a Subsidiary) of which the Borrower or any Subsidiary owns Stock, except to the extent of the amount of Dividends or other distributions actually paid in cash to the Borrower or any of its Subsidiaries during such period and (b) added thereto, without duplication and only to the extent included in determining Net Income, (i) any items of extraordinary loss not described in clause (ii) below, including the write-off of the unamortized balance of capitalized financing costs (and the related tax effect), (ii) losses from asset sales (other than the sale of inventory in the ordinary course of business), and (iii) write-downs of goodwill in accordance with Financial Accounting Standard No. 142. For purposes of determining Net Income, gains and losses on asset sales (other than the sale of inventory in the ordinary course of business) during any period of four consecutive fiscal quarters shall be netted against each other, and there shall be excluded from such determination the portion of such net amount in excess of $1,000,000.

         "Net Worth" means, as of any fiscal quarter end, consolidated shareholders' equity of the Borrower and its Subsidiaries as of such date determined in accordance with GAAP.

         "Nonrenewal Notice Date" has the meaning specified in Section 2.04(b)(iii).

         "Notes" means collectively, the Revolving Loan Notes, the Swing Line Note, and the Term B Loan Notes.

         "Obligations" means all debts, liabilities and obligations of any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by any Loan Party or any other Person (other than Administrative Agent or Lenders) to the Administrative Agent, the Lenders or any Affiliate of a Lender under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of any other Loan Party or any other Person under any Debtor Relief Law).

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Outstanding Amount" means (i) with respect to Revolving Loans, Swing Line Loans and Term B Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, Swing Line Loans and Term B Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Participant" has the meaning specified in Section 10.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Permitted Stock Issuance" means the Stock Issuance by the Borrower or any of its Subsidiaries (a) to any employee or employee benefit plan of the Borrower or any of its Subsidiaries, (b) to any seller in connection with any Acquisition by the Borrower or any of its Subsidiaries, and (c) to the Borrower or another Subsidiary.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Pro Rata Share" means either a Revolving Pro Rata Share or a Term B Pro Rata Share, as the context requires.

         "Redeemable Stock" means any Stock of the Borrower or any of its Subsidiaries which prior to the Term B Maturity Date may be (a) mandatorily redeemable, (b) redeemable at the option of the holder thereof or (c) convertible into Indebtedness.

         "Register" has the meaning set forth in Section 10.07(c).

         "Release Date" means the date upon which all Obligations are paid in full and the Commitments are terminated.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Revolving Borrowing or a conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) with respect to the Term B Borrowing or a conversion or continuation of Term B Loans, a Term B Loan Notice, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, as of any date of determination, Lenders having at least 66-2/3% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate at least 66-2/3% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Required Revolving Lenders" means, as of any date of determination, Lenders having at least 66-2/3% of the Aggregate Revolving Commitments or, if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to
Section 8.02, Lenders holding in the aggregate at least 66-2/3% of the Total Revolving Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Revolving Commitments of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payments" means, collectively, (a) Dividends and (b) any payment or prepayment of principal, interest, premium or penalty of any Subordinated Debt of the Borrower or any of its Subsidiaries or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt (including, without limitation, the setting aside or the deposit of funds therefor).

         "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Revolving Availability Period" means the period from and including September 16, 2002 (provided that all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment) by such date) to the earliest of (a) the Revolving Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.07, and
(c) the date of termination of the commitment of each Lender to make Revolving Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

         "Revolving Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in any Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (collectively, the "Aggregate Revolving Commitment").

         "Revolving Commitment Fee" has the meaning specified in Section
2.10(a).

         "Revolving Loan" has the meaning specified in Section 2.01.

         "Revolving Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit D.

         "Revolving Loan Notice" means a notice of (a) a Revolving Borrowing,
(b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Revolving Loans, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Revolving Maturity Date" means (a) September 15, 2007 or (b) such earlier date as the (i) the Obligations become due and payable pursuant to this Agreement (whether by acceleration, prepayment in full, scheduled reduction or otherwise) or (ii) there shall exist an Event of Default under Section 8.01(f) of this Agreement.

         "Revolving Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Revolving Pro Rata Share of each Lender shall be determined based on the Revolving Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Revolving Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Security Agreement" means any Security Agreement executed by one or more of the Loan Parties, substantially in the form of Exhibit J.

         "Senior Debt" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the remainder of (a) Funded Debt as of such date minus (b) Subordinated Debt as of such date.

         "Senior Leverage Ratio" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Senior Debt as of such date to (b) EBITDA for the four consecutive fiscal quarters most recently ended.

         "Solvent" means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

         "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

         "Stock Issuance" means the issuance or other disposition by a Person of any shares of its Stock or other securities, or rights, warrants or options to purchase or acquire any shares or securities, but shall not include the Disposition of any Stock which is Collateral.

         "Subordinated Debt" means any Indebtedness of the Borrower or any Subsidiary which is expressly subordinated to the Obligations, at all times pursuant to terms satisfactory to the Required Lenders. By signing this Agreement, the Lenders acknowledge that (a) the Indebtedness of the Borrower in respect of the $125,000,000 in stated principal amount of its 9 1/4% Senior Subordinated Notes issued pursuant to the terms of the Borrower's Indenture, dated May 5, 1999 (as such terms are in effect on the Closing Date), is Subordinated Debt and (b) the Additional Subordinated Debt will be Subordinated Debt.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Voting Stock (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subsection (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.05.

         "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.05.

         "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning specified in Section 2.05(a).

         "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

         "Syndication Agent" means Wachovia Bank, National Association, in its capacity as syndication agent under any of the Loan Documents.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Term B Commitment" means, as to each Lender, its obligation to make a Term B Loan to the Borrower pursuant to Section 2.02, in aggregate principal amount not to exceed the amount set forth opposite such Lender's name on
Schedule 2.01 (collectively, the "Aggregate Term B Commitments").

         "Term B Loan" has the meaning specified in Section 2.02.

         "Term B Loan Borrowing" means a borrowing by the Borrower consisting of Term B Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.02.

         "Term B Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Term B Loans made by such Lender, substantially in the form of Exhibit E.

         "Term B Loan Notice" means a notice of (a) a Term B Loan Borrowing, (b) a conversion of Term B Loans from one Type to the other, or (c) a continuation of Term B Loans as the same Type, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit B.

         "Term B Maturity Date" means (a) September 15, 2008 or (b) such earlier date as (i) the Obligations become due and payable pursuant to this Agreement (whether by acceleration, prepayment in full, scheduled reduction or otherwise) or (ii) there shall exist an Event of Default under Section 8.01(f) of this Agreement.

         "Term B Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term B Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Term B Commitments at such time; provided that if the commitment of each Lender to make Term B Loans have been terminated pursuant to Section 8.02, then the Term B Pro Rata Share of each Lender shall be a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Outstanding Amount of Term B Loans owed to such Lender and the denominator of which is the Outstanding Amount of Term B Loans owed to all Lenders. The initial Term B Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans and L/C Obligations.

         "Total Revolving Outstandings" means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

         "Treasury Stock Purchase" means any purchase, redemption, retirement, defeasance or other acquisition (including any sinking fund or similar deposit for such purpose) by the Borrower or any Subsidiary of its Stock or any warrants, rights or options to acquire such Stock.

         "Type" means, with respect to a Revolving Loan or a Term B Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "UCC" means the Uniform Commercial Code of Texas or, where applicable to specific Collateral, any other relevant state.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning set forth in Section 2.04(c)(i).

         "Voting Stock" of any Person means Stock of any class or classes having ordinary voting power for the election of at least a majority of the members of the board of directors, managing general partners or the equivalent governing body of such Person, irrespective of whether, at the time, Stock of any other class or classes or such entity shall have or might have voting power by reason of the happening of any contingency.

         "Working Capital" means as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the remainder of (a) accounts receivable, inventory and prepaid expenses minus (b) accounts payable and other accrued expenses including compensation, benefits and taxes.

         1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

             (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears, unless the context indicates otherwise.

             (iii) The term "including" is by way of example and not limitation.

             (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS.

         (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions and rulings consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

         1.07 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender with a Revolving Commitment severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrower from time to time, on any Business Day during the Revolving Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings and the Outstanding Amount of all Swing Line Loans shall not exceed the Aggregate Revolving Commitments, and
(ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Revolving Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Revolving Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this
Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans and/or Eurodollar Rate Loans, as further provided herein.

         2.02 TERM B LOANS. Subject to the terms and conditions set forth herein, each Lender with a Term B Commitment severally agrees to make a Term B Loan on the Closing Date in the amount of its Term B Commitment. Term B Loans may not be repaid and then reborrowed.

         2.03 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of or conversion to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice or Term B Loan Notice, as applicable, appropriately completed and signed by an Authorized Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Loan Notice or Term B Loan Notice, as applicable (whether telephonic or written), shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of

Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Revolving Loan Notice or Term B Loan Notice, as applicable, or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Loan Notice or Term B Loan Notice, as applicable, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Revolving Loan Notice or Term B Loan Notice, as applicable, the Administrative Agent shall promptly notify each Lender of the amount of its Revolving Pro Rata Share or Term B Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing or the Term B Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Revolving Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than fifteen Interest Periods in effect with respect to all Loans.

         2.04 LETTERS OF CREDIT.

         (a) The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or certain Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letter of Credit; and (B) the Lenders with Revolving Commitments severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Revolving Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Revolving Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Revolving Commitment, or
         (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                  (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) subject to Section 2.04(b)(iii), the expiry date
                  of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                           (D) the issuance of such Letter of Credit would
                  violate one or more policies of the L/C Issuer; or

                           (E) such Letter of Credit is to be denominated in a
                  currency other than Dollars.

                  (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C

         Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender with a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Revolving Pro Rata Share times the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.04(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Promptly upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Revolving Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate

         Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender with a Revolving Commitment (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Revolving Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
         Section 2.04(c)(iii), each such Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each such Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

                  (iv) Until each such Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Revolving Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each such Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each such Lender's obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any such Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in
         Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each such Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Loan Party.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender with a Revolving Commitment and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any such Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if an Event of Default occurs and is continuing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be initially maintained in blocked, non-interest bearing deposit accounts at Bank of America (the "L/C Cash Collateral Account"). The Borrower, no more than once in any calendar month, may direct the Administrative Agent to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (ii) one or more other types of investments permitted by the Administrative Agent, in each case with such maturities as the Borrower, with the consent of the Administrative Agent, may specify, pending application of such funds on account of the L/C Obligations or on account of other Obligations, as the case may be. In the absence of any such direction form the Borrower, the Administrative Agent shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with such maturities as the Administrative Agent may specify, pending application of such funds on account of the L/C Obligations or on account of other Obligations, as the case may be. All such investments shall be made in the Administrative Agent's name for the account of the Lenders, subject to the ownership interest therein of the Borrower. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Agent and the Lenders harmless from any and all such losses and taxes. The Administrative Agent may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the L/C Obligations (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Administrative Agent) as a result of such application.

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to the Existing Letters of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit at a per annum rate equal to 0.125% times the daily maximum amount available to be drawn under such Letter of Credit. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, or the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.05 SWING LINE LOANS.

         (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Revolving Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Revolving Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan,
(i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Revolving Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Revolving Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender with a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Revolving Pro Rata Share times the amount of such Swing Line Loan.

         (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by an Authorized Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

         (c) Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender with a Revolving Commitment make a Base Rate Loan in an amount equal to such Lender's Revolving Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each such Lender shall make an amount equal to its Revolving Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.05(c)(ii), each such Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders with a Revolving Commitment fund its risk participation in the relevant Swing Line Loan and each such Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any such Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each such Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

         (d) Repayment of Participations.

                  (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such

         Swing Line Loan, the Swing Line Lender will distribute to such Lender its Revolving Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Revolving Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

         (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.05 to refinance such Lender's Revolving Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

         (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.06 PREPAYMENTS.

         (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans or Term B Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and whether such Loan is a Revolving Loan or a Term B Loan. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to
Section 3.05. Each such prepayment shall be applied to the Revolving Loans or the Term B Loans, as the case may be, of the Lenders in accordance with their respective Pro Rata Shares of such Loan. Any voluntary prepayments of the Term B Loans shall be applied to the next immediately following four scheduled installment payments of the Term B Loan, with any excess being applied to the unpaid scheduled installment payments of the Term B Loans in inverse order of maturity.

         (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and
(ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         (c) If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(c) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

         (d) To the extent that an amount equivalent to the amount of any Net Cash Proceeds from the Disposition by the Borrower or any of its Subsidiaries pursuant to Section 7.05(h) is not reinvested within 180 days of such Disposition to purchase assets (including assets acquired by way of an Acquisition) useful in the business of the Borrower and its Subsidiaries, the Borrower shall prepay on the first Business Day after the expiration of such 180-day period Term B Loans in an aggregate principal amount equal to 100% of the amount by which such Net Cash Proceeds exceeds the aggregate of the amounts so reinvested by the Borrower or any of its Subsidiaries during such 180-day period. At such time, if any, as the Term B Loans are paid in full, the Borrower shall prepay outstanding Revolving Loans, if any, pursuant to this Section 2.06 in an aggregate principal amount equal to 100% of such Net Cash Proceeds which are not reinvested as provided in the immediately preceding sentence, to the extent available after prepayment of the Term B Loans. Each such mandatory prepayment shall be made and applied as provided in Section 2.06(i) and shall, to the extent required to prepay Revolving Loans, reduce the Aggregate Revolving Commitments as provided in Section 2.07.

         (e) Commencing on the 90th day after the end of fiscal year 2003 and on the 90th day after the end of each fiscal year thereafter (collectively, the "Excess Cash Flow Payment Date") in which the Leverage Ratio calculated as of the fourth fiscal quarter for the fiscal year-end immediately preceding each such Excess Cash Flow Payment Date is greater than or equal to 3.00 to 1.00, the Borrower shall prepay Term B Loans in an aggregate principal amount equal to 50% of Excess Cash Flow, if any, for such immediately preceding fiscal year. At such time, if any, as the Term B Loans are paid in full, the Borrower shall prepay outstanding Revolving Loans, if any, pursuant to this Section 2.06 in an aggregate principal amount equal to 50% of such Excess Cash Flow, to the extent available after prepayment of the Term B Loans. Each such mandatory prepayment shall be made and applied as provided in Section 2.06(i) and shall, to the extent required to prepay Revolving Loans, reduce the Aggregate Revolving Commitments as provided in Section 2.07.

         (f) Concurrently with the receipt of Net Cash Proceeds from any Stock Issuance of the Borrower or any of its Subsidiaries other than a Permitted Stock Issuance, the Borrower shall prepay Term B Loans in an aggregate amount equal to 50% of such Net Cash Proceeds. At such time, if any, as the Term B Loans are paid in full, the Borrower shall prepay outstanding Revolving Loans, if any, pursuant to this
Section 2.06 in an aggregate principal amount equal to 50% of such Net Cash Proceeds received, to the extent available after prepayment of the Term B Loans. Each such mandatory prepayment shall be made and applied as provided in Section 2.06(i) and shall, to the extent required to prepay Revolving Loans, reduce the Aggregate Revolving Commitments as provided in Section 2.07.

         (g) Concurrently with the receipt of Net Cash Proceeds from the issuance by the Borrower or any of its Subsidiaries of any Subordinated Debt (other than the Additional Subordinated Debt), the Borrower shall prepay Term B Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds. At such time, if any, as the Term B Loans are paid in full, the Borrower shall prepay outstanding Revolving Loans, if any, pursuant to this Section 2.06 in an aggregate principal amount equal to 100% of such Net Cash Proceeds, to the extent available after prepayment to the Term B Loans. Each such mandatory prepayment shall be applied as permitted in Section 2.06(i) and shall, to the extent required to prepay Revolving Loans, reduce the Aggregate Revolving Commitments as provided in Section 2.07.

         (h) Concurrently with the receipt of Net Cash Proceeds from the issuance of the Additional Subordinated Debt, the Borrower shall prepay outstanding Revolving Loans, if any, pursuant to this Section 2.06 in an aggregate principal amount equal to the lesser of (i) $25,000,000 or (ii) the outstanding principal balance of the Revolving Loans on the date of such prepayment. Such mandatory prepayment shall be made as provided in Section 2.06(i) and, irrespective of the amount actually paid, shall reduce the Aggregate Revolving Commitments by $25,000,000 as provided in Section 2.07.

         (i) Any mandatory prepayment of Loans pursuant to Section 2.06(d), (e),
(f), (g) or (h) shall (i) include and be applied to interest to the date of such prepayment on the principal amount prepaid and include any additional amounts required pursuant to Section 3.05, and (ii) not be subject to any notice and minimum payment provisions. Any mandatory prepayment of Term B Loans pursuant to
Section 2.06(d), (e), (f) or (g) shall be applied in inverse order of the unpaid scheduled installment payments of the Term B Loans.

         2.07 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings and Outstanding Amount of Swing Line Loans would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. The Aggregate

Revolving Commitments shall be reduced by the amount of Revolving Loans required to be prepaid pursuant to Sections 2.06(d), (e), (f), (g) or (h), whether or not such amount of Revolving Loans are outstanding. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Revolving Pro Rata Share. All Revolving Commitment Fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination. If the Additional Subordinated Debt has not been issued by the last day of fiscal year 2005, the Aggregate Revolving Commitments shall automatically be reduced by an amount equal to the remainder of (i) $25,000,000 minus (ii) any voluntary reductions of the Aggregate Revolving Commitments prior to such date.

         2.08 REPAYMENT OF LOANS.

         (a) The Borrower shall repay to the Lenders on the Revolving Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

         (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) demand by the Swing Line Lender and (ii) the Revolving Maturity Date.

         (c) To the extent not otherwise required to be paid earlier as provided herein, the Borrower shall repay the principal of the Term B Loans on each payment date and on the Term B Maturity Date in such amounts as set forth next to each such date set forth below (subject to reduction after taking into account any prepayment of the Term B Loans pursuant to Section 2.06):

                Payment Date                                     Installment Amount
                ------------                                     ------------------

Last Business Day of December 2002                                   $1,562,500
Last Business Day of March 2003                                      $1,562,500
Last Business Day of June 2003                                       $1,562,500
Last Business Day of September 2003                                  $1,562,500
Last Business Day of December 2003                                   $1,562,500
Last Business Day of March 2004                                      $1,562,500
Last Business Day of June 2004                                       $1,562,500
Last Business Day of September 2004                                  $1,562,500
Last Business Day of December 2004                                   $1,562,500
Last Business Day of March 2005                                      $1,562,500
Last Business Day of June 2005                                       $1,562,500

                Payment Date                                     Installment Amount
                ------------                                     ------------------

Last Business Day of September 2005                                  $1,562,500
Last Business Day of December 2005                                   $1,562,500
Last Business Day of March 2006                                      $1,562,500
Last Business Day of June 2006                                       $1,562,500
Last Business Day of September 2006                                  $1,562,500
Last Business Day of December 2006                                   $1,562,500
Last Business Day of March 2007                                      $1,562,500
Last Business Day of June 2007                                       $1,562,500
Last Business Day of September 2007                                  $1,562,500
Last Business Day of December 2007                                   $1,562,500
Last Business Day of March 2008                                      $1,562,500
Last Business Day of June 2008                                       $1,562,500
September 15, 2008                                      $89,062,500 or such other amount of
                                                         the Term B Loans then outstanding

         2.09 INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the lesser of (y) the Highest Lawful Rate or (z) the Eurodollar Rate for such Interest Period plus the Applicable Rate for Eurodollar Rate Loans; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (y) the Highest Lawful Rate or (z) the Base Rate plus the Applicable Rate for Base Rate Loans; and
(iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (y) the Highest Lawful Rate or (z) the Base Rate plus the Applicable Rate for Base Rate Loans.

         (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.10 FEES. In addition to certain fees described in subsections (i) and
(j) of Section 2.04:

         (a) The Borrower shall pay to the Administrative Agent for the account of each Lender with a Revolving Commitment in accordance with its Revolving Pro Rata Share, a commitment fee (the "Revolving Commitment Fee") equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and
(ii) the Outstanding Amount of L/C Obligations. The Revolving Commitment Fee shall accrue at all times during the Revolving Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Maturity Date. The Revolving Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (b) (i) The Borrower shall pay to the Co-Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, unless otherwise provided in the applicable fee letters.

         2.11 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Subject to Section 10.10, all other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day.

         2.12 EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Loan Note, Term B Loan Note and/or a Swing Line Note, as applicable, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         2.13 PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its applicable Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the provisions of the definition of Interest Period, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative

Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such principal amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitment, Term B Commitment or Term C Commitment, as applicable, or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

         (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder to be made by it shall not relieve any other Lender so required of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.14 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of any Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its applicable Pro Rata Share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's applicable Pro Rata Share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.15 INCREMENTAL FACILITY.

         (a) Subject to the terms of this Section 2.15, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, on a one-time basis, request either (i) an increase in the Term B Commitment by a principal amount not exceeding $100,000,000 or (ii) an additional term commitment in a principal amount not in excess of $100,000,000 (either of such increase or additional term commitment being the "Incremental Facility"). At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in the Incremental Facility and, if so, in what amount. Any Lender not responding within such time period shall be deemed to have declined to participate in the Incremental

Facility. No Lender shall have any obligation to participate in the Incremental Facility. The Administrative Agent shall notify the Borrower and each Lender of the Lender's responses to each request made hereunder. To achieve the full amount of the Incremental Facility, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

         (b) The Incremental Facility will only be available under the following conditions:

                  (i) there shall exist no Default under this Agreement immediately prior to and after giving effect to the Incremental Facility;

                  (ii) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate, completed on a pro forma basis, giving effect to the Incremental Facility;

                  (iii) the proceeds of the Incremental Facility may only be used to fund permitted Acquisitions;

                  (iv) the final maturity of the Incremental Facility shall occur no earlier than the Term B Maturity Date;

                  (v) the amortization of principal of the Incremental Facility shall not occur any earlier than the amortization of the Term B Loan; and

                  (vi) an administrative amendment of the Agreement is executed to account for the Incremental Facility, provided such amendment shall not require revisions to Articles V, VI, VII, VIII, IX, or X of this Agreement.

         (c) If the Incremental Facility is extended in accordance with this
Section 2.15, the Administrative Agent and the Borrower shall determine the effective date (the "Incremental Facility Effective Date") and the final allocation of the Incremental Facility. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of the Incremental Facility and the Incremental Facility Effective Date. As a further condition precedent to the Incremental Facility, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Incremental Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Incremental Facility and (ii) in the case of the Borrower, certifying that, before and after giving effect to the Incremental Facility, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and
(b), respectively, of Section 6.01, and (B) no Default exists.

         (d) This Section shall supersede any provisions in Section 10.01 to the contrary.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees and shall be obligated to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, except that the Borrower shall not be obligated to pay any such taxes, charges or similar levies that are incurred or payable by any Person in connection with any assignment referred to in Section 10.07(b), any participation referred to in
Section 10.07(d) or any pledge or security interest referred to in Section 10.07(f) (such taxes, charges and similar levies with respect to which the Borrower is obligated to pay are hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative

Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         (e) To the extent the Borrower pays sums pursuant to this Section 3.01 and any Lender or the Administrative Agent receives a refund or any or all of such sums, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided that no Default is in existence at such time.

         (f) Notwithstanding anything in this Section 3.01 to the contrary, the demand by the Administrative Agent or any Lender for the payment of Taxes or Other Taxes under this Section 3.01 shall not include any Taxes or Other Taxes that occurred 180 days prior to the date that the Administrative Agent or such Lender had knowledge or should have had knowledge of such Taxes or Other Taxes unless the Administrative Agent or such Lender notifies the Borrower of such Taxes or Other Taxes no later than 180 days after the date that the Administrative Agent or such Lender had knowledge or should have had knowledge of such Taxes or Other Taxes.

         3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

         (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16 or as a result of one or more assignments by Bank of America of a portion of its Term B Commitment within ten Business Days of the Closing Date;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b) Upon any Lender's making a claim for compensation under Section
3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 10.16.

         3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent in form and substance satisfactory to the Administrative Agent:

         (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement, the Guaranty and the Security Agreements (together with related UCC-1 financing statements, stock certificates for all Stock of each Domestic Subsidiary and for 65% of all Stock of each Foreign Subsidiary (other than Building Systems de Mexico, S.A. de C.V.), insurance certificates naming the Administrative Agent as loss payee/mortgagee and additional insured, Landlord Waivers for leased property on which Collateral of the Borrower and its Domestic Subsidiaries is located), and all such other related documents, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                  (ii) Revolving Loan Notes executed by the Borrower in favor of each Lender, each in a principal amount equal to such Lender's Revolving Commitment;

                  (iii) a Swing Line Note executed by the Borrower in favor of the Swing Line Lender in the principal amount of the Swing Line Sublimit;

                  (iv) Term B Loan Notes executed by the Borrower in favor of each Lender, each in a principal amount equal to such Lender's Term Commitment;

                  (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (vii) a favorable opinion of Gardere Wynne Sewell LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit K and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (viii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                  (ix) a certificate signed by a Responsible Officer of the Borrower (A) certifying (y) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (z) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (B) containing a calculation of the Leverage Ratio as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date;

                  (x) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

                  (xi) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being paid or satisfied in full; and

                  (xii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid, and the Fee Letter shall be in full force and effect.

         (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

         (d) There has occurred no event or circumstances since October 31, 2001 (other than as may be reflected in Schedule 4.01) that has resulted in or could be reasonably expected to result in, either individually or in the aggregate, a material adverse change in the operations, business, properties, liabilities (actual or contingent), conditional (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

         (e) The Closing Date shall have occurred on or before September 15, 2002.

         4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

         (b) No Default shall exist, or would result from such proposed Credit Extension.

         (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in subsection (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party, the result of which could reasonably be expected to have a Material Adverse Effect or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

         5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, other than Persons in respect of Liens granted in immaterial portions of Collateral, the result of which could not reasonably be expected to have a Material Adverse Effect.

         5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject as to enforcement to any Debtor Relief Laws and to general equitable principles.

         5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries dated May 4, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

         (c) Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries not reflected on the financial statements referred to in Section 5.05(b) immediately preceding as of the date set forth in Schedule 5.05, including liabilities for taxes, material commitments and Indebtedness.

         (d) Since the date of the Audited Financial Statements, except as reflected in Schedule 4.01, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         5.06 LITIGATION. Except as set forth on Schedule 5.06, there is no Litigation pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect. There is no proceeding or investigation pending or, to the knowledge of the Borrower, threatened before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purports to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or

(b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and each Subsidiary has good record and indefeasible title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

         5.09 ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.10 INSURANCE. The properties and businesses of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies of similar size engaged in similar businesses.

         5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.12 ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) Except where the occurrence or existence could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) no Pension Plan has any Unfunded Pension Liability, (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.13 SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule
5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.

         5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

         (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.15 DISCLOSURE. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its

Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was stated or certified.

         5.16 COMPLIANCE WITH LAWS. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.17 INTELLECTUAL PROPERTY; LICENSES, ETC. The Borrower and its Subsidiaries own, or possess the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No claim or Litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.18 BUSINESSES. The Borrower is presently engaged directly or through wholly-owned Subsidiaries in the business of design, manufacture and marketing (at wholesale, retail and through other channels) of metal construction products for agricultural, industrial, commercial, governmental, residential and other uses, including pre-engineered metal building systems, metal building components (including metal coil coating and painting services) and roll-up doors.

         5.19 COMMON ENTERPRISE. The Borrower and its Subsidiaries are engaged in the businesses set forth in Section 5.18 as of the Closing Date, as well as in certain other businesses. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower and various of its Subsidiaries, as required for the continued successful operation of the Borrower and its Subsidiaries as a whole. The Borrower has requested the Lender to make credit available hereunder primarily for the purposes set forth in Section 6.11 and generally for the purposes of financing the operations of the Borrower and its Subsidiaries. The Borrower and each of its Subsidiaries expects to derive benefit (and the Board of Directors of the Borrower and each of its Subsidiaries has determined that such Subsidiary may reasonably be expected to derive benefit), directly or indirectly, from a portion of the credit extended by the Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of the Borrower and each of its Subsidiaries is dependent on the continued successful performance of the functions of the group as a whole. The Borrower acknowledges that, but for the agreement by each of the Guarantors to execute and deliver the Guaranty, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

         5.20 SOLVENT. The Borrower is, and the Borrower and its Subsidiaries are on a consolidated basis, Solvent.

         5.21 SENIOR DEBT. All Obligations under this Agreement are and will continue to be Senior Debt under the terms of all Subordinated Debt of the Borrower and its Subsidiaries.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

         6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, a consolidated and consolidating statement of income or operations, and the related consolidated shareholders' equity and cash flows for such fiscal year, setting forth in the case of each consolidated statement in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited (excluding the consolidating balance sheet and consolidating statement of income or operations) and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

         (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

         6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

         (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate (provided that with respect to the Compliance Certificate delivered for the fourth quarter of each fiscal year, only the Leverage Ratio set forth in
Schedule 2 thereof shall be required to be calculated) signed by a Responsible Officer of the Borrower;

         (b) promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

         (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower generally, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

         (d) promptly after the same are available, copies of any management letters submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the annual audit of the accounts and books of the Borrower and its Subsidiaries;

         (e) promptly after preparation, and no later than 30 days after the last day of each fiscal quarter of the Borrower, copies of all Phase I Environmental Site Assessments Reports obtained by the Borrower or any Subsidiary in connection with acquisitions of interests in real property (or Acquisitions of Persons owning interests in real property) closed during such fiscal quarter; and

         (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

         Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may



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

be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, (A) the Borrower shall be entitled to deliver the Compliance Certificate required by Section 6.02(a) by electronic mail and if so delivered shall be deemed to have been delivered on the date transmitted by the Borrower via internet transmission to the then effective electronic mail address of the Administrative Agent, and (B) whether or not delivery of any Compliance Certificate required by Section 6.02(a) is effected pursuant to the preceding clause (A), the Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(c) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         6.03 NOTICES. Promptly notify the Administrative Agent (and, in any event, within five (5) Business Days) after any Responsible Officer of the Borrower knows or has reason to know:

         (a) of the occurrence of any Default;

         (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) any dispute, Litigation, or suspension between the Borrower or any Subsidiary and any Governmental Authority that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect;

         (c) of the occurrence of any ERISA Event; and

         (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary that is not to be reported in the first periodic report or registration statement of the Borrower required to be filed with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 following adoption of such change.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details known to the Borrower of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         6.04 PAYMENT OF OBLIGATIONS. Pay, discharge, renew or extend as the same shall become due and payable, all its material obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Lien permitted under Section 7.01) upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear, and, subject to Section 6.06(b), damage by casualty, excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

         6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower (or self-insure with respect to workers compensation, health and other insurance, including deductible and loss retention provisions, compatible with the following standards), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for such other provisions required in the Security Agreement; it being acknowledged by the Lenders that the Borrower maintains self-insurance with respect to workers compensation and health insurance which the Borrower has represented pursuant to
Section 5.10 is compatible with the standards set forth herein.

         6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, write, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.09 BOOKS AND RECORDS. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the material assets and business of the Borrower or such Subsidiary, as the case may be.

         6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided an officer of the Borrower is present during any discussions with the Borrower's independent public accountants), at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, (a) other than inspections conducted during the existence and continuance of an Event of Default, no more than two such inspections may be conducted during any fiscal year, one of which may be by the Administrative Agent, and the Borrower shall only be liable for the expenses of the Administrative Agent in connection with any such inspection (but excluding expenses of the Administrative Agent or any Lender with respect to discussions with the Borrower's independent accountants, and provided the Administrative Agent or such Lender shall pay any fees of such independent accountants incurred with respect to such discussions) and (b) that when an Event of Default exists and while the same is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice and without limit as to number.

         6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions to repay all obligations in respect of the Existing Credit Agreement and for general corporate purposes not in contravention of any Law or of any Loan Document.

         6.12 FURTHER ASSURANCES. At any time or from time to time upon reasonable request by the Administrative Agent, the Borrower shall or shall cause any of the Borrower's Subsidiaries to execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

         6.13 SUBSIDIARIES. Within ten days after the time that any Person becomes a Domestic Subsidiary with assets in excess of $10,000 (or unless such Domestic Subsidiary with assets of $10,000 or less is required to execute a Guarantee of any Indebtedness) as a result of the creation of such Subsidiary or an Acquisition or otherwise, then, unless such Domestic Subsidiary is merged into the Borrower or a Guarantor (with the Borrower or such Guarantor being the surviving Person) prior to the expiration of such ten-day period, (a) such Subsidiary shall execute a Guaranty of the Obligations and Collateral Documents granting a first priority Lien (subject to Liens permitted pursuant to Section 7.01) in all inventory, accounts, equipment and related collateral of such Subsidiary, to secure the Obligations, (b) 100% of such Subsidiary's Stock shall be pledged to secure the Obligations, and (c) the Lenders shall receive such board resolutions, officer's certificates, corporate and other documents and opinions of counsel as the Administrative Agent shall reasonably request in connection with the actions described in subsections (a) and (b) above. Within thirty days after the time that any Person becomes a Foreign Subsidiary with assets in excess of $10,000 as a result of the creation of such Subsidiary or an Acquisition or otherwise, (a) 65% of such Subsidiary's Stock shall be pledged to secure the Obligations and (b) the Lenders shall receive such board resolutions, officer's certificates, corporate and other documents and opinions of counsel as the Administrative Agent shall reasonably request in connection with such pledge.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

         7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a) Liens pursuant to any Loan Document;

         (b) so long as there exists no Default both immediately before and immediately after giving effect to such transaction, Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and
(ii) Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition;

         (c) pledges or deposits made to secure payment of group health insurance claims and workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs, excluding any Lien imposed by ERISA;

         (d) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business;

         (e) the types of Liens listed below, if (i) no amounts are past due and no Lien has been filed (or agreed to), or (ii)(A) the validity or amount secured thereby is being contested in good faith by lawful proceedings diligently conducted, (B) reserves or other provisions required by GAAP has been made, and
(C) levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full (subject to the customary deductible) by insurance, or (iii) such Liens secure amounts which, in the aggregate, do not exceed $1,000,000 at any time, and neither the value nor use of the property in the Company's business in question are materially affected:

                  (x) Liens for Taxes;

                  (y) Liens upon property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits; and

                  (z) Liens imposed by operation of law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers and landlords and similar Liens);

         (f) any interest or title of a lessor in assets being leased to the Borrower or a Subsidiary;

         (g) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

         (h) Liens on the assets of any entity existing at the time such assets are acquired by the Borrower or any Subsidiary, whether by merger, consolidation, purchase of assets or otherwise so long as (i) such Liens (A) are not created, incurred or assumed in contemplation of such assets being acquired by the Borrower or any Subsidiary, and (B) do not extend to any other assets of the Borrower or any Subsidiary; and (ii) the amount of Indebtedness secured by such Liens shall not exceed $15,000,000 in aggregate principal amount; and

         (i) Liens existing on the Closing Date and listed on Schedule 7.01; and

         (j) any renewals or extensions of Liens described in Section 7.01(b),
Section 7.01(h) or Section 7.01(i), provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(a).

         7.02 INVESTMENTS. Make any Investments, except:

         (a) Investments other than those permitted by subsections (b) through
(k) below and existing on the Closing Date and listed on Schedule 7.02;

         (b) Investments in Cash and Cash Equivalents;

         (c) Investments of the Borrower in any Guarantor, Investments of the Borrower in any Domestic Subsidiary so long as the date on which such Domestic Subsidiary is required, under Section 6.13, to satisfy the requirements of
Section 6.13(a) shall not have occurred, and Investments of any Subsidiary in the Borrower or a Guarantor;

         (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

         (e) Guarantees permitted by Section 7.03;

         (f) Investments permitted by Section 7.04;

         (g) Investments as a result of an Acquisition, if (i) immediately before and immediately after giving effect to such proposed Acquisition, no Default shall have occurred and be continuing, (ii) the Leverage Ratio calculated on a pro forma basis after giving effect to the proposed Acquisition is equal to or less than the lesser of (A) 3.50 to 1 or (B) 0.25 below the maximum Leverage Ratio permitted pursuant to Section 7.11(c) immediately prior to such proposed Acquisition, (iii) immediately after giving effect to the proposed Acquisition the Leverage Ratio on a pro forma basis is equal to or greater than 2.50 to 1, the (A) aggregate Acquisition Consideration for all Acquisitions, including such proposed Acquisition, during the fiscal year of the proposed Acquisition shall not exceed $50,000,000, and (B) the aggregate Acquisition Consideration for any single Acquisition (whether in one transaction or a series of related transactions) shall not exceed $25,000,000, (iv) such Acquisition shall not be opposed by the board of directors of the Person being acquired, (v) the Administrative Agent shall have received written notice thereof at least 30 days prior to the date of such Acquisition, (vi) the Administrative Agent shall have received at least ten Business Days prior to the date of such Acquisition a Compliance Certificate (A) setting forth the covenant calculations both on or prior to and after giving effect to the proposed Acquisition, and (B) certifying that no Default shall have occurred and be continuing after giving effect to such Acquisition, (vii) the assets, property or business acquired shall be in the business described in Section 5.18, (viii) if such Acquisition results in a Domestic Subsidiary, (A) such Subsidiary shall execute a Guaranty and a Security Agreement granting a first priority Lien (except for Liens permitted under Section 7.01) in the Collateral and to secure the Obligations, (B) 100% of such Subsidiary's Stock shall be pledged to secure the Obligations and (C) the Administrative Agent on behalf of the Lenders shall have received such board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request in connection with the actions described in clauses (A) and (B) above, and (ix) if such Acquisition results in a Foreign Subsidiary which has the Borrower or a Domestic Subsidiary as its direct parent, (A) 65% of such Subsidiary's Stock shall be pledged to secure the Obligations and (B) the Administrative Agent on behalf of the Lenders shall have received such board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request in connection with clause (A) immediately preceding;

         (h) so long as there exists no Default both immediately before and immediately after giving effect to any such transaction, Investments constituting Capital Expenditures, to the extent otherwise permitted hereunder;

         (i) so long as there exists no Default both immediately before and immediately after giving effect to any such transaction, Investments under any Swap Contract meeting the requirements of Swap Contracts set forth in Section 7.03(d);

         (j) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in the description of any of the Liens permitted under
Section 7.01; and

         (k) Investments in Metallic de Mexico, S.A. de C.V. and Building Systems de Mexico, S.A. de C.V. not to exceed $12,000,000 in the aggregate at any one time outstanding; and

         (l) so long as there exists no Default both immediately before and immediately after giving effect to any such transaction, Investments not otherwise permitted by subsections (a) through (k) above not to exceed $ 5,000,000 in aggregate amount at any time outstanding.

         7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness other than that permitted by subsections (b) through
(l) below and outstanding on the Closing Date and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing plus an amount equal to any existing commitments unutilized thereunder;

         (b) Indebtedness under the Loan Documents;

         (c) Guarantees of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary;

         (d) so long as there exists no Default both immediately before and immediately after giving effect to any such transaction, obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

         (e) so long as there exists no Default both immediately before and immediately after giving effect to any such transaction, Indebtedness in respect of Capital Leases and purchase money obligations for fixed or capital assets in aggregate principal amount not to exceed $25,000,000 at any time outstanding;

         (f) so long as there exists no Default both immediately before and immediately after giving effect to any such transaction, Indebtedness of a Person which becomes a Subsidiary after the date hereof or Indebtedness of a Person that is assumed by the Borrower or any Subsidiary in connection with an Acquisition, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary or such Acquisition was consummated, as the case may be, and, in either case, was not created in anticipation thereof, (ii) immediately after giving effect to such Person's becoming a Subsidiary or to the consummation of such Acquisition by the Borrower no Default or Event of Default shall have occurred and be continuing, and (iii) such Indebtedness shall not exceed $15,000,000 at any time outstanding;

         (g) Indebtedness arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, provided, that the amount of such Indebtedness that remains outstanding for more than five Business Days after receipt of notice from the affected depository institution of its incurrence shall not exceed $100,000 in the aggregate outstanding at any time;

         (h) Indebtedness of the Borrower to any Guarantor or of any Guarantor to the Borrower or any Guarantor, or Indebtedness of any Subsidiary that is not a Guarantor to the Borrower or any Subsidiary or any of its shareholders;

         (i) Indebtedness arising under commercial letters of credit and surety bonds;

         (j) Indebtedness consisting of trade payables incurred in the ordinary course of business or accrued liabilities arising in the ordinary course of business and Indebtedness secured by a Lien permitted under Section 7.01(c), 7.01(d) or 7.01(e);

         (k) so long as there exists no Default both immediately before and immediately after giving effect to any such transaction, unsecured Indebtedness not otherwise permitted pursuant to subsections (a) through (j) above in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; and

         (l) Additional Subordinated Debt, the requisite portion of the Net Cash Proceeds of which are applied in accordance with Section 2.06(h) and any other Subordinated Debt, the Net Cash Proceeds of which are applied in accordance with
Section 2.06(g).

         7.04 FUNDAMENTAL CHANGES. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

         (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, (ii) any Guarantor or
(iii) in the case of any such Subsidiary that is not a Guarantor, any Subsidiary;

         (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to a Guarantor and any Subsidiary that is not a Guarantor may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary;

         (c) the Borrower or any Subsidiary may make Dispositions permitted pursuant to Section 7.05; and

         (d) the Borrower or any Subsidiary may make Acquisitions pursuant to
Section 7.02(g), including by means of a merger or consolidation if the Borrower or a Subsidiary is the surviving or resulting Person.

         7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         (b) Dispositions of inventory in the ordinary course of business;

         (c) Dispositions of Cash and Cash Equivalents in the ordinary course of business;

         (d) so long as there exists no Default both immediately before and immediately after giving effect to any such transaction, Dispositions (i) between the Borrower and the Guarantors and among the Guarantors and (ii) from any Subsidiary that is not a Guarantor to the Borrower or any Subsidiary;

         (e) Dispositions permitted by Section 7.04 or 7.13;

         (f) the sale or discount without recourse of accounts receivable or notes receivable or the conversion or exchange of accounts receivable into or for notes receivable, in each case in the ordinary course of business and in connection with the compromise or collection thereof;

         (g) so long as there exists no Default both immediately before and immediately after giving effect to any such transaction, Dispositions not otherwise permitted in subsections (a) through (f) above during any fiscal year, the aggregate Net Cash Proceeds which do not exceed $1,000,000; and

         (h) so long as there exists no Default both immediately before and immediately after giving effect to any such transaction, Dispositions of assets not otherwise permitted in subsections (a) through (g) above, the Net Cash Proceeds of which are applied (to the extent required) in accordance with
Section 2.06(d);

provided, however, (x) that any Disposition pursuant to (A) Sections 7.05(c) or 7.05(e) (but only if the Disposition is other than a Permitted Stock Issuance) shall be for reasonably equivalent value, (B) Sections 7.05(f) or 7.05(g) shall be on reasonable and customary terms and (C) Section 7.05(h) of any asset having a book value (1) less than $1,000,000 shall be for reasonably equivalent value and (2) greater than or equal to $1,000,000 shall be for Fair Market Value, and
(y) notwithstanding anything in this Section 7.05 to the contrary, in no event shall (A) the aggregate book value of all property Disposed of in reliance on
Section 7.05(h) above exceed (1) $20,000,000 in aggregate amount during any fiscal year and (2) $40,000,000 in aggregate amount during the term of this Agreement, (B) the Borrower or any Subsidiary Dispose of any stock of any Subsidiary which is Collateral except by way of a transaction permitted under
Section 7.04(a) or 7.04(b) and (C) any consideration for any Disposition pursuant to subsection (h) above be for other than cash unless the aggregate consideration received by the Borrower and its Subsidiaries in respect of Dispositions pursuant to subsection (h) above and held by them at any time which is not cash does not exceed $10,000,000. As to any Collateral that is subject to a Disposition permitted under this Section 7.05 or under any other provision of this Agreement or of any other Loan Document, the Borrower shall have the right to obtain the release of such Collateral from the Liens securing the Obligations concurrently with the consummation of such Disposition, at the Borrower's sole cost and expense and upon not less than ten (10) Business Days' prior written notice to the Administrative Agent. As to any Guarantor that ceases to be a Subsidiary as a result of any transaction permitted under any provision of this Agreement or any other Loan Document, the Borrower (and such Guarantor) shall have the right to obtain the release of such Guarantor from its obligations under the Guaranty and the release of the property and assets of such Guarantor from the Liens securing the Obligations, in each case at the Borrower's (or such Guarantor's) sole cost and expense and upon not less than ten (10) Business Days' prior written notice to the Administrative Agent.

         7.06 RESTRICTED PAYMENTS. Declare or make or incur any obligation (contingent or otherwise) to declare or make, directly or indirectly, any Restricted Payment, except (a) Dividends payable by a Subsidiary to the Borrower or a Domestic Subsidiary or by a Foreign Subsidiary to a Foreign Subsidiary owned directly by the Borrower or a Domestic Subsidiary; (b) Treasury Stock Purchases in respect of employee benefit plans and stock options not to exceed $5,000,000 in aggregate amount during any fiscal year, (c) regularly scheduled payment of interest on Subordinated Debt, (d) during such time as the Leverage Ratio calculated on a pro forma basis is greater than or equal to 2.50 to 1 but less than 3.00 to 1, Dividends not to exceed in aggregate amount (including Dividends made pursuant to clause (b) immediately preceding) 25% of cumulative net income (pursuant to GAAP, but excluding any charges taken in respect of FASB
142) of the Borrower and its Subsidiaries earned after fiscal year-end 2001, and
(e) during such time as the Leverage Ratio calculated on a pro forma basis is less than 2.50 to 1, Dividends not to exceed in aggregate amount (including Dividends made pursuant to clauses (b) and (d) immediately preceding), 50% of cumulative net income (pursuant to GAAP, but excluding any charges taken in respect of FASB 142) of the Borrower and its Subsidiaries earned after fiscal year-end 2001; provided that immediately before and immediately after any such Restricted Payment otherwise permitted in clauses (a) through (e) above no Default exists or would result therefrom.

         7.07 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

         7.08 TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 7.08, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

         7.09 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person or to transfer such Person's property; provided, however, that this clause (iii) shall not prohibit any restriction on transfer or negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) or secured by a Lien permitted under Section 7.01(b), 7.01(h), 7.01(i) or 7.01(j), in each case solely to the extent any such restriction on transfer or negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

         7.10 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.11 FINANCIAL COVENANTS.

         (a) Net Worth. Permit Net Worth, at all times, to be less than the sum of (a) $ 235,800,000, (b) an amount equal to 50% of net income (calculated pursuant to GAAP) of the Borrower and its Subsidiaries earned after May 4, 2002 (with no deduction for a net loss during any such period), (c) an amount equal to 100% of Net Cash Proceeds received by the Borrower or any Subsidiary from the Disposition or issuance of any Stock of the Borrower or any of its Subsidiaries after May 4, 2002, and (d) 100% of the net worth of any Person that becomes a Subsidiary or substantially all of the assets of which are acquired by the Borrower or any Subsidiary to the extent the purchase price therefore is paid in Stock of the Borrower or any Subsidiary or pursuant to the conversion or exchange of any convertible subordinated debt or redeemable preferred stock into Stock of the Borrower or any of its Subsidiaries.

         (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio at any time during any period set forth below to be less than the ratio set forth below opposite such period:

                                                            Minimum Interest
                          Period                             Coverage Ratio
                          ------                            ----------------

    Closing Date until but not including the last day         2.50 to 1.00
    of third fiscal quarter 2003

    From and including the last day of the third              3.00 to 1.00
    fiscal quarter 2003 until but not including the
    last day of fourth fiscal quarter 2004

    From the last day of fourth fiscal quarter 2004           3.50 to 1.00
    and thereafter

                                                            Maximum Leverage
                        Period                                   Ratio
                        ------                              ----------------

    Closing Date until but not including the last day         4.00 to 1.00
    of fourth fiscal quarter 2003

    From and including the last day of fourth fiscal          3.50 to 1.00
    quarter 2003 until but not including last day of
    second fiscal quarter 2004

                                                       Maximum Leverage
                    Period                                  Ratio
                    ------                             ----------------

    From and including last day of second fiscal         3.25 to 1.00
    quarter of 2004 until but not including last day
    of second fiscal quarter 2005

    From and including last day of second fiscal         3.00 to 1.00
    quarter 2005 and thereafter

         (d) Senior Leverage Ratio. Permit the Senior Leverage Ratio at any time during any period set forth below to be greater than the ratio set forth below opposite such period:

                                                             Maximum
                    Period                             Senior Leverage Ratio
                    ------                             ---------------------

    Closing Date until but not including last day of        2.50 to 1.0
    second fiscal quarter 2003

    From and including last day of second fiscal            2.25 to 1.0
    quarter 2003 until but not including last day of
    fourth fiscal quarter 2003

    From and including last day of fourth fiscal            2.00 to 1.0
    quarter 2003 and thereafter

         7.12 CAPITAL EXPENDITURES. Make or become legally obligated to make any Capital Expenditures for the Borrower and it Subsidiaries during each fiscal year set forth below, in an aggregate amount in excess of the amount set forth opposite such fiscal year:

              Fiscal Year                             Amount
              -----------                             ------

                  2002                             $20,000,000
                  2003                             $30,000,000
                  2004                             $35,000,000
          2005 and thereafter                      $40,000,000

         7.13 ISSUANCE OF SHARES. Issue, sell or otherwise dispose of, any shares of its Stock or other securities, or rights, warrants or options to purchase or acquire any shares or securities except:

         (a) Permitted Stock Issuances; or

         (b) if the Net Cash Proceeds from the issuance thereof are applied as required pursuant to Section 2.06(f).

         7.14 FISCAL YEAR AND ACCOUNTING METHODS. Change its fiscal year or its method of accounting other than (a) immaterial changes in methods, (b) changes as required by GAAP, (c) changes required by Applicable Law and (d) a change in its fiscal year approved by the

Administrative Agent and the Syndication Agent, which approval will not be unreasonably conditioned, withheld or delayed.

         7.15 AMENDMENT AND WAIVERS OF SUBORDINATED DEBT. Change or permit any Subsidiary to change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any document, instrument or agreement relating to any Subordinated Debt that would result in (a) an increase in the principal, interest, overdue interest, fees or other amounts payable under any Subordinated Debt (excluding any increase in principal and interest or other amount as a result of the issuance of the Additional Subordinated Debt), (b) an acceleration of any date fixed for payment or prepayment of principal, interest, fees or other amounts payable under any Subordinated Debt (including, without limitation, as a result of any redemption), (c) a change in any of the subordination provisions of any Subordinated Debt, or (d) any other change in any term or provision of any Subordinated Debt (other than such changes as are necessary to reflect the increase in the principal amount of Subordinated Debt as a result of the issuance of the Additional Subordinated Debt) that could reasonably be expected to have an adverse effect on the interest of the Lenders.

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. The Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05, 6.11 or 6.12 or Article VII required to be performed or observed by it; or

         (c) Other Defaults. The Borrower or any Subsidiary fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date upon which a Responsible Officer knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

         (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

         (e) Cross-Default. (i)(A) The Borrower or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but only after the giving of any required notice and expiration of any applicable grace period) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,500,000, or (B) the Borrower or any Subsidiary fails to observe or perform, after the giving of any required notice and the expiration of any applicable grace period, any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or (C) any other event occurs and continues to exist after the giving of any required notice and the expiration of any applicable grace period, and the effect of such failure or continuance or occurrence and continuance is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $2,500,000; or

         (f) Insolvency Proceedings, Etc. The Borrower or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law in which such Person is the debtor, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

         (h) Judgments. There is entered against the Borrower or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding $1,000,000 (to the extent not covered by independent third-party insurance or surety bond as to which the insurer or surety does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a



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Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order and a stay of such enforcement proceedings, by reason of a pending appeal or otherwise, is not effected within 30 days of the commencement of such enforcement proceedings, (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, or
(C) such judgment is not paid or discharged within 30 days after the order awarding such judgment becomes final and no longer subject to appeal; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

         (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or under such other Loan Documents or satisfaction in full of all the Obligations, ceases to be in full force and effect in any material respect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document other than in accordance with its terms; or

         (k) Change of Control. There occurs any Change of Control with respect to the Borrower; or

         (l) Lien Failure. Any Collateral Document shall for any reason (other than as expressly provided or pursuant to the terms thereof) cease to create a valid or first priority Lien (subject to Liens permitted under Section 7.01) in any material portion of the Collateral.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing:

         (a) the Administrative Agent shall, (i) at the request of, or may, with the consent of the Required Revolving Lenders, declare the commitment of the Lenders to make Revolving Loans to be terminated, whereupon such Revolving Commitment shall be terminated, and/or (ii) at the request of, or may, with the consent of the Required Lenders, declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;



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         (c) the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or Applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

         Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (and to the extent any such amounts are proceeds of Collateral or payments under any Guaranty, Obligations in respect of Swap Contracts), ratably among the Lenders (and to the extent proceeds of Collateral or payments under any Guaranty, to the Guarantied Parties and the Secured Lenders, as defined in each Guaranty and each Security Agreement, respectively) in proportion to the respective amounts described in this clause Fifth held by them; and



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         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above, and the balance, if any, after all of the Obligations have been indefeasibly paid in full, shall be paid to the Borrower or as otherwise required by Law.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be



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responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         9.04 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the



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payment of principal, interest and fees required to be paid to the
Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person; provided, however, the Administrative Agent shall request the Borrower to deliver to the Administrative Agent any documents or information referred to in Sections 6.02(b) and 6.02(f) that any Lender, by written notice to the Administrative Agent, requests. All documents and information delivered pursuant to Section 6.02 shall also be in form and substance satisfactory to the Required Lenders, and the Administrative Agent shall be entitled to assume that such documents and information are satisfactory to the Required Lenders unless the Administrative Agent shall have received notice from the Required Lenders specifying their objection thereto.

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND EACH AGENT-RELATED PERSON (TO THE



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EXTENT NOT REIMBURSED BY OR ON BEHALF OF ANY LOAN PARTY AND WITHOUT LIMITING THE
OBLIGATION OF ANY LOAN PARTY TO DO SO), PRO RATA, AND HOLD HARMLESS EACH AGENT-RELATED PERSON FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES INCURRED BY IT (WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF SUCH AGENT-RELATED PERSON); PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO ANY AGENT-RELATED PERSON OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES TO THE EXTENT DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH AGENT-RELATED
PERSON'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT NO ACTION TAKEN IN ACCORDANCE WITH THE DIRECTIONS OF THE REQUIRED LENDERS SHALL BE DEEMED TO CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT FOR PURPOSES OF THIS SECTION. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER SHALL REIMBURSE THE ADMINISTRATIVE AGENT UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEY COSTS) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY OR ON BEHALF OF THE BORROWER. THE UNDERTAKING IN THIS SECTION SHALL SURVIVE TERMINATION OF THE AGGREGATE COMMITMENTS, THE PAYMENT OF ALL OTHER OBLIGATIONS AND THE RESIGNATION OF THE ADMINISTRATIVE AGENT.

         9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor



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administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.04(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;



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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         9.11 COLLATERAL AND GUARANTY MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

         (a) to release on behalf of the Administrative Agent and the Lenders any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or otherwise conveyed or to be sold or otherwise conveyed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Lenders required for such action;

         (b) to subordinate on behalf of the Administrative Agent and the Lenders any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(e); and

         (c) to release on behalf of the Administrative Agent and the Lenders any Guarantor from its obligations under the Guaranty and under the other Loan Documents (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or (iii) subject to Section 10.01, if approved, authorized or ratified in writing, by the Lenders required for such action.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this
Section 9.11.

         9.12 OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "co-book manager," "arranger," co-lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty



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under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

         (a) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of Lenders having more than 50% of the Aggregate Credit Exposures then in effect within each of the following classes of commitments, Loans and other Credit
Extensions: (i) the class consisting of the Revolving Commitments and (ii) the class consisting of the Term B Commitments. For purposes of this clause, the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans shall be deemed to be held by such Lender.

         (b) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

         (c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

         (d) postpone any scheduled date fixed by this Agreement, it being understood that the mandatory prepayment section does not provide for a scheduled date fixed for payment, or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

         (e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend the Leverage Ratio (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

         (f) change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;



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

         (g) change any provision of this Section, the definition of "Required Lenders" or "Required Revolving Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

         (h) release any Guarantor from the Guaranty without the written consent of each Lender, unless otherwise permitted pursuant to clause (i) of Section 9.11(c); or

         (i) release all or substantially all of the Collateral without the written consent of each Lender, unless otherwise permitted by clause (i) or (ii) of Section 9.11(a);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything in this Section 10.01 or elsewhere in this Agreement to the contrary, each Lender agrees to execute an amendment to this Agreement to provide for the Incremental Facility, subject to the provisions of Section 2.15.

         10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                  (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Lender
         (A) on Schedule 10.02 or (B) with respect to any Person becoming a Lender by reason of an Assignment and Assumption, in



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         such Assignment and Assumption, or, in either case, to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such Lender in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements, certificates and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights,



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remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this
Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. Notwithstanding anything to the contrary contained in this Section 10.04 or elsewhere in any of the Loan Documents, neither the Borrower nor any Subsidiary shall be obligated to pay or reimburse any Person for any costs, expenses, fees, taxes or other charges of any nature whatsoever that are incurred or payable by any Person in connection with any assignment referred to in Section 10.07(b), any participation referred to in Section 10.07(d) or any pledge or security interest referred to in Section 10.07(f).

         10.05 INDEMNIFICATION BY THE BORROWER. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE BORROWER SHALL INDEMNIFY AND HOLD HARMLESS EACH AGENT-RELATED PERSON, EACH LENDER AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (COLLECTIVELY THE "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH (A) THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF ANY LOAN DOCUMENT OR ANY OTHER AGREEMENT, LETTER OR INSTRUMENT DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, (B) ANY COMMITMENT, LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE L/C ISSUER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT



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STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), OR (C) ANY ACTUAL OR
ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY THE BORROWER, ANY SUBSIDIARY OR ANY OTHER LOAN PARTY, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER, ANY SUBSIDIARY OR ANY OTHER LOAN PARTY, OR (D) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (INCLUDING ANY INVESTIGATION OF, PREPARATION FOR, OR DEFENSE OF ANY PENDING OR THREATENED CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING) AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE NEGLIGENCE OF THE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY INDEMNITEE HAVE ANY LIABILITY FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). ALL AMOUNTS DUE UNDER THIS SECTION 10.05 SHALL BE PAYABLE WITHIN TEN BUSINESS DAYS AFTER DEMAND THEREFOR. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE RESIGNATION OF THE ADMINISTRATIVE AGENT, THE REPLACEMENT OF ANY LENDER, THE TERMINATION OF THE AGGREGATE COMMITMENTS AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OTHER OBLIGATIONS.

         10.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.



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         10.07 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,500,000 of the Revolving Commitment and/or $1,000,000 of the Term B Commitment unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitments assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;
(iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (for which neither the Borrower, nor any Subsidiary, nor any Guarantor shall have any obligation for payment or reimbursement). Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights



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and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Promptly after its acceptance and recording thereof, the Administrative Agent shall furnish a copy, as executed and delivered to the Administrative Agent, of each such Assignment and Assumption. Upon request, the Borrower (at no expense to the Borrower) shall execute and deliver such new Notes as are appropriate to reflect such assignment to the assignee Lender, subject to the Borrower's prior or concurrent receipt for cancellation of each Note for which a new Note is to be executed and delivered. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.



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         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect



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to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c).

         10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the



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Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Highest Lawful Rate. If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

         10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or



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any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.15 TAX FORMS. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of Applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

         (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-



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8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

         (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section
3.01 in the event that, as a result of any change in any Applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

         (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

         10.16 REPLACEMENT OF LENDERS. Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace



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all Lenders that have made similar requests for compensation pursuant to Section
3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement
(including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans.

         10.17 EXCEPTIONS TO COVENANTS. Neither the Borrower nor any Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

         10.18 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF TEXAS applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) The parties hereto agree that Chapter 346 (other than Section 346.004) of the Texas Finance Code (which regulates certain revolving credit accounts and revolving tri-party accounts) shall not apply to the Loans or the other Obligations.

         (c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY, TEXAS OR OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS (DALLAS DIVISION), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.


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         10.19 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT
HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.



                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    NCI BUILDING SYSTEMS, INC.



                                    By: /s/ ROBERT J. MEDLOCK
                                        ----------------------------------------

                                    Name: Robert J. Medlock
                                          --------------------------------------

                                    Title: Executive Vice President and Chief
                                           Financial Officer
                                           -------------------------------------




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

                                    BANK OF AMERICA, N.A., as
                                    Administrative Agent


                                    By: /s/ BRIAN D. CORUM
                                        ----------------------------------------

                                    Name: Brian D. Corum
                                          --------------------------------------

                                    Title: Managing Director
                                           -------------------------------------





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                                    BANK OF AMERICA, N.A., as a Lender, L/C
                                    Issuer and Swing Line Lender

                                    By: /s/ BRIAN D. CORUM
                                        ----------------------------------------

                                    Name: Brian D. Corum
                                          --------------------------------------

                                    Title: Managing Director
                                           -------------------------------------





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

                                    WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                    Syndication Agent

                                    By: /s/ MEG BEVERIDGE
                                        ----------------------------------------

                                    Name: Meg Beveridge
                                          --------------------------------------

                                    Title: Vice President
                                           -------------------------------------





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

                                    WACHOVIA BANK, NATIONAL ASSOCIATION, as a
                                    Lender

                                    By: /s/ MEG BEVERIDGE
                                        ----------------------------------------

                                    Name: Meg Beveridge
                                          --------------------------------------

                                    Title: Vice President
                                           -------------------------------------






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                                  CREDIT INDUSTRIEL ET COMMERCIAL, as a Lender

                                  By: /s/ ANTHONY ROCK        /s/ SEAN MOUNIER
                                      ------------------------------------------

                                  Name: Anthony Rock           Sean Mounier
                                        ----------------------------------------

                                  Title: Vice President     First Vice President
                                         ---------------------------------------





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

                                    GENERAL ELECTRIC CAPITAL CORPORATION, as a
                                    Lender

                                    By: /s/ GREGORY HONG
                                        ----------------------------------------

                                    Name: GREGORY HONG
                                          --------------------------------------

                                    Title: DULY AUTHORIZED SIGNATORY
                                           -------------------------------------





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

                                    SUNTRUST BANK, as a Lender

                                    By: /s/ W. JOHN WENDLER
                                        ----------------------------------------

                                    Name: W. John Wendler
                                          --------------------------------------

                                    Title: Director
                                           -------------------------------------




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

                                    NATIONAL CITY BANK, as a Lender

                                    By: /s/ STEPHEN BASSETT
                                        ----------------------------------------

                                    Name: Stephen Bassett
                                          --------------------------------------

                                    Title: [ILLEGIBLE]
                                           -------------------------------------




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                                    SOUTHWEST BANK OF TEXAS, N.A., as a Lender

                                    By: /s/ GARY TOLBERT
                                        ----------------------------------------

                                    Name: Gary Tolbert
                                          --------------------------------------

                                    Title: SVP
                                           -------------------------------------





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

                                    MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL
                                    LYNCH BUSINESS FINANCIAL SERVICES, INC., as a Lender

                                    By: /s/ JULIA F. MASLANKA
                                        ----------------------------------------

                                    Name: Julia F. Maslanka
                                          --------------------------------------

                                    Title: Vice President
                                           -------------------------------------





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                                    GUARANTY BANK, as a Lender

                                    By: /s/ ROBERT S. HAYS
                                        ----------------------------------------

                                    Name: Robert S. Hays
                                          --------------------------------------

                                    Title: Senior Vice President
                                           -------------------------------------




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

                                    COMERICA BANK, as a Lender

                                    By: /s/ WILLIAM S. ROGERS
                                        ----------------------------------------

                                    Name: William S. Rogers
                                          --------------------------------------

                                    Title: Vice President
                                           -------------------------------------




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